                                                                    EXHIBIT 99.6

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director of AlliedSignal Inc. (to be renamed Honeywell International Inc.).

                                                   /s/ Gordon M. Bethune
                                          --------------------------------------
                                                    Gordon M. Bethune

July 20, 1999